ASSET PURCHASE AGREEMENT  AMONG MOVEMONEY.COM, INC., RON FEDERICO AND BRIAN MANTZ DECEMBER 31,1999

ASSET PURCHASE AGREEMENT

This Asset Purchase Agreement (this "Agreement") is entered into to be effective as of December 31, 1999 (the "Effective Date") by and among., Ron Federico ("Federico") and Brian Mantz ("Mantz"), each an individual residing in the state of California and MoveMoney.com, Inc., a Texas corporation (the "Buyer"). Federico and Mantz are collectively referred to herein as the "Sellers" and individually as a "Seller".

Recitals:

The Sellers have developed a group of software applications for use in payment management systems (collectively, the "Software"). The Sellers desire to assign, sell, transfer and convey to the Buyer and the Buyer desires to purchase from the Sellers, the Sellers' entire right title and interest in the Software and all the Technology Rights, Patent Rights, Trademark Rights (as defined herein) and all other rights in and to the Software (collectively, the "Acquired Assets") on and subject to the terms and conditions of this Agreement.

The parties agree as follows:

Purchase and Sale of Assets.   Upon execution of this Agreement, the Sellers will sell, convey, transfer, assign and deliver to the Buyer, free and clear of any and all liens, claims and encumbrances, and the Buyer agrees to purchase and assume from the Sellers the Acquired Assets, including the Software described in Exhibit A, and any and all Technology, Patent and Trademark Rights.    Upon the Effective Date, any and all manner of exploitation of the Technology Rights, Patent Rights or Trademark Rights shall be in the Buyer's sole discretion.

                                "Technology Rights"  means any and all designs,  specifications,  drawings, techniques, processes, data, business plans, marketing plans, know-how, show-how, technical information, confidential information, trade secrets, in whatever form, any and all changes, updates,  advances,  enhancements or additions thereto and any inventions, ideas, discoveries or concepts embodied therein, that are presently owned or possessed by Assignor and that relate in any way to the Software

                                "Patent Rights" means any and all right, title or interest in or to any United States and foreign patents or patent applications covering the Software, its method of use, or any application thereof.

                                "Trademark Rights" means any and all right, title or interest in or to any state of the United States, United States and any foreign trademarks, trade names or trade usages related to the Software.

               No Assumption of Liabilities.   The Buyer will not assume or be responsible for any liabilities, liens, security interests, claims, obligations or encumbrances of the Sellers, whether known, unknown, absolute, contingent or otherwise.

                     Payment.  The Buyer agrees to issue to the Sellers on the Effective Date a total of 300,000 shares (the "Shares") of common stock, par value $0,001 per share, of the Buyer ("Common Stock"), to be allocated 200,000 shares of Common Stock to Federico and 100,000 shares of Common Stock to Mantz.  The Buyer will pay all third party costs and expenses related to the Acquired  Assets  that  accrue after  the  Effective  Date,   including  without  limitation  any maintenance expenses, insurance expenses or taxes.

                    The Sellers' Deliveries to the Buyer.

(a)

Bill of Sale.   Upon execution of this Agreement, the Sellers will deliver to the Buyer a bill of sale (the "Bill of Sale"), dated as of the Effective Date, evidencing the purchase, sale and delivery of the Acquired Assets, the form of which is attached hereto as Exhibit B.

(b)

Noncompetition Agreement. Upon execution of this Agreement, the Sellers will deliver a Seller Noncompetition Agreement ("Noncompetition Agreement"), dated as of the Effective Date, in substantially the form of Exhibit C, executed by each of the Sellers;

(c)

Recordable Instruments.  Upon the Buyer's request after the Effective Date, the Sellers will deliver to the Buyer recordable instruments, dated as of the Effective Date, evidencing the purchase,  sale and delivery of the Acquired Assets in the forms provided by the Buyer for filing with the United States Patent and Trademark Office, the United States Copyright Office or any other state, federal or foreign governmental entities, as applicable.

(d)

The Bill of Sale, the Noncompetition Agreement and the recordable instruments in Section 4(c) shall be referred to as "Collateral Documents" in this Agreement.

5.

The Sellers' Representations and Warranties as to the Acquired Assets.   The Sellers hereby, jointly and severally, represent and warrant to the Buyer as follows:

(a) Authorization and Title. The Sellers have full power and authority to sell, assign and transfer all right, title and interest in the Acquired Assets to the Buyer. The Sellers are the sole owners of the Acquired Assets and have good and marketable title to all of the Acquired Assets. There is no lien, security interest, tax lien, mechanic's lien, materialmen's lien or other encumbrance, whether arising by contract or under law, on any of the Acquired Assets. The consummation of the transaction contemplated by this Agreement and the Collateral Documents will convey to the Buyer good and marketable title to the Acquired Assets, free and clear of any liens, claims or encumbrances whatsoever. This Agreement and the Noncompetition Agreement have each been duly executed and delivered by the Sellers and is a legal, valid and binding agreement of the Sellers, enforceable against the Sellers in accordance with its terms.

(b)

No Infringement.    To the Sellers' best knowledge, no person or entity is infringing on the Sellers' intellectual property or other proprietary rights in any of the Acquired Assets.  The Sellers are not infringing upon the intellectual property or other proprietary rights of any other person or entity in connection with the use or sale of any of the Acquired Assets under this Agreement.

(c)

No Brokers Fees; No Commissions.  All negotiations relative to this Agreement and the transactions contemplated hereby have been carried on by the Sellers directly with the Buyer without the intervention of any other person or entity acting on behalf of the Sellers in such a manner as to give rise to any claim against the Buyer for a brokerage commission, finder's fee or other similar payment.

(d)

Year 2000 Compliance.   The Sellers have used their best efforts to ensure that the  Acquired  Assets  are  Year 2000  Compliant  (as  defined below).   "Year 2000 Compliant" means, with respect to the Acquired Assets, that such Acquired Assets accurately will receive, provide and process date/time data (including, but not limited to, calculating,  comparing and sequencing)  from,  into and between the 20th and 21st centuries, including the years 1999 and 2000, and leap-year calculations and will not malfunction, cease to function or provide invalid or incorrect results as a result of date/time data.

(e)

Acquired Assets.   The Acquired Assets include all assets, rights and interests necessary for the Buyer to operate the Software in the manner described in Exhibit A.

6.        The Sellers' Representations and Warranties as to Investment.    Each of the Sellers hereby represents and warrants to the Buyer as follows:

(a)

Sophistication and Access to Information. By reason of such Seller's business and financial experience, such Seller has acquired the capacity to protect his interest in investments of this nature.  In reaching the conclusion that such Seller desires to acquire the Shares, such Seller has carefully evaluated such Seller's financial resources and investment position and the risks associated with this investment.   Such Seller is able to bear the economic risk of this investment.  Such Seller acknowledges that the Buyer has provided such Seller with an opportunity to obtain any relevant information in the possession of the Buyer concerning the Buyer, and such Seller has had the opportunity to ask questions of, and receive answers from, the Buyer concerning such matters.

(b)

Shares Not Registered.   Each Seller understands that the Shares may not be sold, pledged or otherwise transferred in the absence of an effective registration statement pertaining thereto under the  1933 Act,  and all applicable regulations promulgated thereunder, and under any applicable state securities laws and all applicable regulations promulgated thereunder (the  "State Acts"),  or an exemption from the registration requirements of the 1933 Act and all applicable State Acts. Each Seller agrees that the Buyer may place a stop transfer order with its transfer agent, if any, with respect to the certificates representing any Shares. Each certificate representing the Shares will bear substantially the following legend until such restriction is no longer required by law:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE OR DOCUMENT HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE FEDERAL SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE. WITHOUT SUCH REGISTRATION, SUCH SECURITIES MAY NOT BE SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED, EXCEPT UPON DELIVERY TO THE COMPANY OF AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED FOR SUCH TRANSFER OR THE SUBMISSION TO THE COMPANY OF SUCH OTHER EVIDENCE AS MAY BE SATISFACTORY TO THE COMPANY TO THE EFFECT THAT ANY SUCH TRANSFER SHALL NOT BE IN VIOLATION OF THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS OR ANY RULE OR REGULATION PROMULGATED THEREUNDER.

(c)

Tax Forms.

(i) If a Seller is a "non-U.S. person" as defined in the Internal Revenue Code, such Seller will execute Form W-8 (Certificate of Foreign Status), and, if applicable, Form 1001 (Ownership, Exemption or Reduced Rate Certificate) and deliver such forms to the Buyer along with this Agreement. Further, such Seller understands such Seller may be required to submit updated forms every three years.

(ii) If a Seller is a U.S. citizen, such Seller will execute Form W-9 (Request for Taxpayer Identification Number and Certification) and deliver such form to the Buyer along with this Agreement.

(d)

Each Seller understands that the representations and warranties set forth in this Section 6 are being provided to determine whether issuance of the Shares may be made to the Sellers pursuant to Section 4(2) of the 1933 Act and similar exemptions from applicable State Acts.

7.        Covenants of the Sellers.  From the Effective Date forward, each Seller covenants and agrees as follows:

(a)       Further Actions.   Such Seller shall, at his own expense, execute and deliver such further instruments of transfer and conveyance, documents and certificates as may be reasonably requested by the Buyer in order to more effectively convey and transfer to the Buyer any of the Acquired Assets, or to consummate any of the transactions contemplated by this Agreement.

(b) Liability for Taxes. Such Seller shall be solely responsible for payment of any and all taxes that may arise from execution of this Agreement and consummation of the transactions contemplated hereby and thereby.

8.        Representations and Warranties of the Buyer.    The Buyer hereby represents and warrants to the Sellers as follows:

(a)

Organization. The Buyer is a corporation duly organized, validly existing and in good standing under the laws of Texas.

(b)

Authority. The Buyer has all requisite power and authority to execute, deliver and perform under this Agreement. The execution, delivery and performance of this Agreement by the Buyer have been duly authorized by all necessary action, corporate or otherwise, on the part of the Buyer. This Agreement has been duly executed and delivered by the Buyer and is a legal, valid and binding agreement of the Buyer, enforceable against the Buyer in accordance with its terms.

(c)

Capitalization. The authorized capital stock of the Buyer consists of 15,000,000 shares of Common Stock. Immediately prior to the Effective Date, a total of 9,004,000 shares of Common Stock were issued and outstanding.

(d)

Issuance of the Shares.   When issued and delivered on the Effective Date in accordance with this Agreement, the Shares will be duly authorized, validly issued, fully paid and nonassessable, free of any preemptive or other similar rights of any person.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have executed this Asset Purchase Agreement on the Effective Date.

THE SELLERS:

                                                                            /s/ RON FEDERICO

                                                                            /s/ BRIAN MANTZ

                                                                          THE BUYER:

MoveMoney.com, Inc.

                                                                          By:  /s/ SANJAY LALL

                                                                        Sanjay Lall,   President

EXHIBIT A ACQUIRED ASSETS

All right, title and interest in and to the software applications listed below along with all Technology Rights, Patents Rights and Trademark Rights related thereto:

1.

ACHieveRM - a software application that is the center guiding application used to maintain, direct, manage and process all transactions as they relate to processing of the merchant's payment. ACHieveRM has the following functionalities:

Maintains all buyer information.

Maintains all seller information.

Maintains all Bank information

Maintains seller and the seller's employee relationships to transactions.

Maintains all fee structures as outlined in the product class.

Maintains all record requirements as outlined in the product class.

                      Maintains all special record requirements as outlined in product class.

Maintains all negative information.

Maintains all ISO information.

Maintains all transaction batch information.

Generates all schedule transactions.

Provides a complete reporting system.

2.

ACHieveLT - a software application that operates in a single merchant operation providing similar functionalities as ACHieveRM to an individual operator or to work through a modem or Internet connection with ACHieveRM. ACHieveLT has the following functionalities:

Provides opportunities for single sellers.

Maintains the Buyer information for single sellers.

Provides communication link to ACHieveRM.

Provides the ability for single seller to set record requirements.

Provides the ability for single seller to specify unique requirements for record.

Provides single seller negative database.

Provides a complete reporting system

3.

ACHieveLink - a software application that operates to integrate ACHieveRM and ACHieveLT and provides the user with a logical and flexible method for importing and exporting ACHieve records to other systems as a user may require. ACHieveLink has the following functionalities:

Provides importing of transactions from outside data entry systems. Provides exporting of certain files to outside application systems.

EXHIBIT B

FORM OF BILL OF SALE

BILL OF SALE

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned, Ron Federico and Brian Mantz, (the "Sellers") for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged,  and  pursuant  to  that  certain Asset Purchase  Agreement  (the

"Agreement"),   effective   as   of December

,   1999,   by   and  between   the   Sellers   and

MoveMoney.com, Inc. ("Buyer") do hereby grant, bargain, sell, transfer, convey and assign to the all of the assets listed in Exhibit A attached hereto (the "Acquired Assets"). Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

TO HAVE AND TO HOLD the Acquired Assets, unto Buyer, and its successors and assigns, to its own use and benefit forever, so that neither the Sellers nor their successors or assigns shall have, claim, or demand any right, title or interest in or to the Acquired Assets or any part thereof.

The Sellers, jointly and severally, represent and warrant that they have good and marketable title to, and are the lawful owners in every respect of, all the Acquired Assets and that all of such Acquired Assets are being transferred and conveyed to Buyer free and clear of any and all liens, pledges, leases, security interests, encumbrances, claims, demands and charges of every kind and character whatsoever.

The Sellers hereby bind themselves, jointly and severally, and their successors and assigns to warrant and defend the title to all of Acquired Assets unto Buyer, its successors and assigns forever against every person whomsoever lawfully claiming or to claim the Acquired Assets or any part hereof so long as such person lawfully makes such a claim through the Sellers.

The Sellers hereby irrevocably constitute and appoint Buyer, its successors and assigns, and each of them, the true and lawful attorney of the Sellers with full power of substitution and gives and grants unto Buyer, its successors and assigns, and each of them, full power and authority in the name of the Sellers, at any time and from time to time to demand, sue for, recover, receive, compound, acquit, release, and discharge any and all rights, demands, moneys, claims, and chooses in action of every kind and description whatsoever arising out of, incident to or in connection with the Acquired Assets and upon the same or any part thereof to make acquaintance or other proper discharge with respect thereto.

THE SELLERS:

/s/ RON FEDERICO

/s/ BRIAN MANTZ

EXHIBIT C

FORM OF SELLER NONCOMPETITION AGREEMENT

SELLER NONCOMPETITION AGREEMENT

This Seller Noncompetition Agreement (the "Agreement) is executed and entered into as of December   , 1999 (the "Effective Date"), by and among MoveMoney.com, Inc., a Texas corporation ("Buyer") and Ron Federico and Brian Mantz ("Sellers").

Recitals:

Buyer and Sellers are parties to the Asset Purchase Agreement dated as of December 31, 1999, (the "Acquisition Agreement"). This is the Noncompetition Agreement referred to in the Acquisition Agreement. Buyer is paying significant consideration for the Acquired Assets and would not be willing to enter into and consummate the transactions contemplated in the Acquisition Agreement without the agreement of the Sellers not to compete with Buyer in accordance with the terms and provisions of this Agreement. All capitalized terms used but not defined herein shall have the meaning given them in the Acquisition Agreement.

The parties agree as follows:

1.

For a period of three years after the Effective Date of this Agreement, except as provided in paragraph 2 below, neither the Sellers, jointly or individually, nor any Affiliate (as defined below) of either Seller (collectively, the "Bound Parties") will directly or indirectly manage, operate, control, participate or engage in, or become interested in or connected with in any way (including, without limitation, as a partner, stockholder, investor, owner, director, officer, employee, agent, lessor, licensor or consultant) or lend any money to or guarantee any obligations of, any business, firm or entity (other than Buyer) engaged in the business of creating, developing, using, selling or providing software for payment management systems, or any other related or similar activity (the "Payment Management Software Business").     The Sellers
expressly acknowledge that due to the nature of the Payment Management Software Business, which includes applications with the Internet and e-commerce, standard geographic limitations alone do not offer adequate protection to Buyer. The term "Affiliate" means any person or entity directly or indirectly controlling, controlled by, or under common control with, the person or entity with respect to whom the term "Affiliate" is used, and any member of such person's Immediate Family. The term "Immediate Family" means any child, stepchild, grandchild, parent, stepparent, grandparent, or spouse of a person, including adoptive relationships.

2.

Notwithstanding the foregoing, the Bound Parties may own in the aggregate not more than 5% of any class of securities of any Person in the Payment Management Software Business in competition with Buyer that is traded on a national securities exchange or through the National Association of Securities Dealers Automated Quotation System.

3.

As consideration for the Bound Parties' agreement not to compete with Buyer as provided in this  Agreement,  Buyer has  entered into  and consummated the  transactions contemplated in the Acquisition Agreement.

4.

This Agreement is necessary for the protection of the legitimate business interests of Buyer in purchasing the Acquired Assets from the Sellers.

5.

The scope of this Agreement in time, geography and types and limits of activities is reasonable.

6.

Buyer would not have an adequate remedy at law if any of the Bound Parties breaches this Agreement because of the confusion to the customers of Buyer and to the public that a breach of this Agreement would create.   Buyer will be entitled to apply to any court of competent jurisdiction for an injunction prohibiting any violations of the provisions of this Agreement, and a restraining order or injunction may issue against any of the Bound Parties, in\ addition to any other rights Buyer may have under this Agreement or under the Acquisition Agreement.   The Bound Parties hereby waive the claim or defense that an adequate remedy at law exists, and none of the Bound Parties will urge in any such action or proceeding that any such remedy at law exists.

7.

If this Agreement is found by any court having jurisdiction to be too broad in scope, whether as to activities, time period or geographic area, this Agreement will nevertheless remain effective but will be considered amended to the extent considered by such court to be reasonable, and will be fully enforceable as so amended.

8.

This Agreement will inure to the benefit of, and will be fully enforceable by, the parties hereto and their respective heirs, executors, administrators, successors and assigns. Buyer may, without the consent of the Bound Parties but with notice to them, assign their respective rights and obligations under this Agreement to any other person to which Buyer transfers all or part of its capital stock or assets or to any Affiliate of Buyer.

9.

If any party to this Agreement, institutes a legal proceeding to enforce its rights under this Agreement or in agreements contemplated herein, the prevailing party in such proceeding shall be entitled to reimbursement of its reasonable fees and expenses (including attorneys' fees) in investigating and pursuing such proceeding.

10.

This Agreement shall be governed by and construed in accordance with the internal laws of the State of Texas without giving effect to any choice or conflict of law provision or rule (whether of the State of Texas or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Texas.Venue for any action brought to enforce this Agreement will be in a court of competent jurisdiction in Travis County, Texas. Each of the parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety, or other security that might be required of any other party with respect to such proceeding.

11.

All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when delivered in writing personally or by telex, facsimile transmission, telegram or overnight delivery service, with confirmation of receipt, or 72 hours after having been mailed by certified or registered mail, return receipt requested and postage prepaid, to the recipient. Such notices, demands and other communications shall be sent to each party at the address indicated below (or to such other address of which the parties may have given notice):

The Bound Parties:

             Sellers:

                                                Ron Federico, Austin, Texas 787 Fax: (512)-

Brian Mantz, Austin, Texas 787_ Fax:(512)-

Buyer:

MoveMoney.com, Inc.

1301 Capital of Texas Highway,

Building B, Suite 310,

Austin, Texas 78746

Attn: Sanjay Lall, President

Fax: (512)306-9988

12.       This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

IN  WITNESS   WHEREOF,  the  parties  have  executed   and  delivered  this   Seller Noncompetition Agreement on the Effective Date.

SELLERS:

/s/ RON FEDERICO

/s/ BRIAN MANTZ

BUYER: MoveMoney.com, Inc.,

By: /s/ SANJAY LALL